UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)           February 28, 2006
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, 800 Building, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
Fifth Amendment and Consent dated as of February 28, 2006 (Mantas)
Guaranty dated as of February 28, 2006 (on behalf of Mantas)
Sixth Amendment dated as of February 28, 2006, to Loan Agreement (Clarient)
Fourth Amendment dated as of February 28, 2006, to Loan and Security Agreement (Laureate Pharma)
Seventh Amendment dated as of February 28, 2006 to Loan Agreement (Alliance)
Amendment and Affirmation of Guaranty, by Safeguard Scientifics (on behalf of Alliance)
Amendment and Affirmation of Guaranty, by Safeguard Delaware & Safeguard Scientifics (Delaware) (on behalf of Alliance)
Second Amendment dated as of February 28, 2006 to Amended and Restated Loan and Security Agreement (Pacific Title)

ITEM 1.01. Entry into a Material Definitive Agreement.
This Current Report on Form 8-K is being filed by the Registrant to report amendments to credit agreements between Comerica Bank and, respectively, Mantas, Inc. (“Mantas”), Clarient, Inc. (“Clarient”), Laureate Pharma, Inc. (“Laureate Pharma”), Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. (collectively, “Alliance”) and Pacific Title & Art Studio, Inc. (“Pacific Title”) to extend the maturity dates of revolving lines of credit from February 28, 2006 to February 28, 2007. Mantas, Clarient, Laureate Pharma, Alliance and Pacific Title are majority or wholly owned subsidiaries of the Registrant. Safeguard Scientifics (Delaware), Inc. (“SSDI”) and Safeguard Delaware, Inc. (“SDI”), wholly owned subsidiaries of the Registrant, are guarantors of the obligations of Mantas, Clarient, Laureate Pharma and Alliance under their respective credit facilities.
In addition to the extension of the maturity date, Laureate Pharma’s credit facility was amended to increase the working capital line from $5 million to $5.5 million and to decrease the equipment line from $4.5 million to $4.0 million. Laureate’s overall facility size remains unchanged at $9.5 million. Alliance’s $20 million credit facility also was amended to decrease SSDI’s and SDI’s guarantee of the facility from $15 million to $10 million and to change the rate of interest from the prime rate to prime less one-half percent on the portion of the facility guaranteed by SSDI and SDI and to prime plus one-half percent on the balance of the facility. Mantas’ $7 million credit facility also was amended to add SSDI, in addition to SDI, as a guarantor of $3.5 million of Mantas’ facility.
Other than as described above, other terms of the respective credit facilities, including rate of interest, payment terms and available credit, remain the same.
The information set forth above is qualified in its entirety by reference to the agreements filed as exhibits to this Current Report on Form 8-K, as listed below, which exhibits are incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1	Fifth Amendment and Consent dated as of February 28, 2006, to Amended and Restated Loan and Security Agreement dated as of December 15, 2002, as amended, by and between Comerica Bank, successor by merger to Comerica Bank – California, and Mantas, Inc.

99.2	Guaranty dated as of February 28, 2006 by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (on behalf of Mantas, Inc.)

99.3	Sixth Amendment dated as of February 28, 2006, to Loan Agreement dated as of February 13, 2003, as amended, by and between Comerica Bank and Clarient, Inc., formerly known as ChromaVision Medical Systems, Inc.

99.4	Fourth Amendment dated as of February 28, 2006 to Loan and Security Agreement dated as of December 1, 2004, by and between Comerica Bank and Laureate Pharma, Inc.

99.5	Seventh Amendment dated as of February 28, 2006 to Loan Agreement dated September 25, 2003 by and among Comerica Bank, Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc.

99.6	Amendment and Affirmation of Guaranty dated as of February 28, 2006 by Safeguard Scientifics, Inc. (on behalf of Alliance)

99.7	Amendment and Affirmation of Guaranty dated as of February 28, 2006 by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (on behalf of Alliance)

99.8	Second Amendment dated as of February 28, 2006 to Amended and Restated Loan and Security Agreement dated as of January 31, 2005, by and between Comerica Bank and Pacific Title & Art Studio, Inc., formerly known as Pacific Title & Arts Studio, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: March 6, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel